As filed with the Securities and Exchange Commission on May 27, 2009

Registration No. 333-82246

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________________

POST–EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

__________________________

OCCIDENTAL PETROLEUM CORPORATION

OXY CAPITAL TRUST II

OXY CAPITAL TRUST III

(Exact name of registrant as specified in its charter)

Delaware	95-4035997
Delaware	95-7065347
Delaware	95-7065348
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

__________________________

10889 Wilshire Boulevard

Los Angeles, California 90024

(310) 208-8800

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

__________________________

Donald P. de Brier, Esq.

Executive Vice President, General Counsel and Corporate Secretary

Occidental Petroleum Corporation

10889 Wilshire Boulevard

Los Angeles, California 90024

(310) 208-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________

Approximate date of commencement of proposed sale to the public: Not Applicable. Termination of Registration Statement and deregistration of related securities that were not sold pursuant to the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "larger accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☒   Accelerated filer  ☐  Non-accelerated filer  ☐  (Do not check if a smaller reporting company)  Smaller reporting company  ☐

__________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

TERMINATION OF REGISTRATION STATEMENT AND

DEREGISTRATION OF UNSOLD SECURITIES

On February 6, 2002, Occidental Petroleum Corporation (the "Company") filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (Registration Statement No. 333-82246) (the "Registration Statement") registering the offer and sale from time to time of up to $1.0 billion of senior debt securities, subordinated debt securities, preferred stock, par value $1.00 per share, common stock, par value $.20 per share, depositary shares, warrants, stock purchase contracts, stock purchase units and guarantees of preferred securities of Oxy Capital Trust II and Oxy Capital Trust III, in each case, of Occidental Petroleum Corporation and preferred securities of Oxy Capital Trust II and Oxy Capital Trust III (the "Securities"). The Company has decided to terminate the offering with respect to the remaining Securities that are registered on the Registration Statement. This Post-Effective Amendment No. 1 to the Registration Statement is being filed in order to deregister all Securities that were registered under the Registration Statement and remain unsold as of the date of this amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Occidental Petroleum Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 26, 2009.

OCCIDENTAL PETROLEUM CORPORATION

By:	/s/ DONALD P. DE BRIER
Donald P. de Brier
Executive Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Oxy Capital Trust II certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 26, 2009.

OXY CAPITAL TRUST II

By:	/s/ LINDA S. PETERSON
Linda S. Peterson, Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Oxy Capital Trust III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 26, 2009.

OXY CAPITAL TRUST III

By:	/s/ LINDA S. PETERSON
Linda S. Peterson, Secretary